UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2022

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MAXR	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2022, the Board of Directors of Maxar Technologies Inc. (“Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”). In addition to certain technical, conforming and clarifying changes, these amendments include the following changes:

Advance Notice—Universal Proxy.  The amendments incorporate the new universal proxy rule (Rule 14a-19) promulgated by the U.S. Securities and Exchange Commission (“SEC”) into the advance notice provisions applicable to director nominations in Section 2.5 of the Bylaws.  A new provision has also been added to Section 2.5 of the Bylaws to require a stockholder providing advance notice of director nominations to provide reasonable evidence, within 5 business days prior to the meeting, that it has met the universal proxy requirements of Rule 14a-19 and to provide that if a stockholder does not comply with the requirements of the SEC’s universal proxy rule, including soliciting at least 67% of the voting power of shares entitled to vote in the election of directors, the nomination may be disregarded.

Advance Notice—General. Amendments to the advance notice provisions in Sections 2.4 and 2.5 of the Bylaws also: (i) provide that the number of nominees a stockholder may nominate for election at any annual or special meeting of stockholders cannot exceed the number of directors to be elected at the meeting, (ii) require that the nominee represent that he or she intends to serve an entire term if elected, (iii) permit the Board to require proposed nominees to be interviewed by the Board or a committee of the Board, (iv) require that all notices, documents or other information required to be delivered pursuant to the advance notice provisions be delivered in writing to the Company’s principal executive officers as provided in a new Section 2.17 of the Bylaws, and (v) clarify that a stockholder’s obligation to update and supplement its notice to the Company of business or director nominations will not limit the Company’s rights, extend any deadlines or allow for any amendment or update of any previously-submitted proposal or any new proposal.

Other Updates.  The amendments to the Bylaws also include the following additional updates: (i) revisions relating to adjournment procedures for meetings of stockholders to address recent amendments to the Delaware General Corporation Law (“DGCL”), (ii) elimination of the requirement to make a stockholder list available for examination at meetings of stockholders as provided for by the recent DGCL amendments, (iii) revisions to clarify the use of electronic notices, provide for the expanded flexibility for electronic delivery of proxies and consents, and to expressly permit the use of electronic signatures for consents, agreements, certificates or other instruments, in each case in accordance with the DGCL, (iv) revisions to clarify the right of the Board to postpone, reschedule or cancel any previously scheduled meeting of stockholders, and  (v) revisions to expressly state the vote standard required to decide matters (consistent with the DGCL).

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Third Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Maxar Technologies Inc., dated October 26, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 1, 2022	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary